UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2007

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) In a Current Report on Form 8-K dated September 20, 2007, the Federal Home Loan Bank of New York ("Bank") announced the appointment on September 14, 2007 by the Bank’s regulator, the Federal Housing Finance Board, of Anne Evans Estabrook and Richard S. Mroz (collectively, the "Reappointed Directors") to the Board of Directors ("Board") of the Bank for three-year terms commencing January 1, 2008 and ending December 31, 2010. (Both of the Reappointed Directors currently serve on the Board; their terms expire on December 31, 2007.)

At the time of the filing, neither of the Reappointed Directors had been named to serve on any committee of the Board for 2008; further, the Bank indicated that whether the Reappointed Directors were expected to be named to serve on any committee of the Board for 2008 had not been determined.

On December 20, 2007, the Board appointed, for the year 2008, Ms. Estabrook to serve on the Executive and Audit Committees of the Board and Mr. Mroz to serve on the Compensation and Human Resources, Corporate Governance, and External Affairs Committees of the Board.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

December 26, 2007	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer